SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          May 21, 1998 (May 13, 1998)
                Date of Report (Date of earliest event reported)

                              DT INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         0-23400                                       44-0537828
(Commission File Number)                 (I.R.S. Employer Identification Number)

                        1949 East Sunshine, Suite 2-300
                             Springfield, MO 65804
                    (Address of principal executive offices)
                                   (Zip code)

                                 (417) 890-0102
              (Registrants telephone number, including area code)

ITEM 5. OTHER EVENTS

On May 21, 1998, DT Industries (the "Company") announced that its Board of Directors duly authorized a program to repurchase from time to time an amount of its common stock up to a total of 1,000,000 shares. The repurchases may be made on the open market or in negotiated or other permissible transactions.

Statements contained in the attached press release that are not historical facts are forward-looking statements that are subject to the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. References to "expectations" and "beliefs" in the attached press release indicate such forward-looking statements. Actual results could differ materially from those anticipated in any forward-looking statements as a result of various factors, including economic downturns in industries served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on certain projects, foreign currency exchange rate fluctuations and delays in achieving anticipated cost savings or in effectively correcting production inefficiencies and capacity issues and expanding into additional markets and possible future acquisitions that may not be complementary or additive.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Press release of the Company dated May 21, 1998.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DT INDUSTRIES, INC.

Date: May 21, 1998                  by:   /s/  Bruce P. Erdel
                                          --------------------------------------
                                          Bruce P. Erdel
                                          Vice President - Finance and Secretary

                                 EXHIBIT INDEX

                                                           Page no. in
                                                           Sequential
Exhibit No.                   Description                  Numbering System
-----------                   -----------                  ----------------
   99                         Press Release of the
                              Company dated
                              May 21, 1998.

EXHIBIT - 99

                                                      DT Industries, Inc.
                                                      1949 E. Sunshine
                                                      Suite 2-300
                                                      Springfield, MO 65804
                                                      NASDAQ: DTII

For further information:

At the Company:                        At the Financial Relations Board:
Bruce P. Erdel                         Karl Plath             Marnie Freitag
Vice President, Finance                General Information    Analyst Contact
(417) 890-0102                         (312) 640-6738         (312) 640-6768

FOR IMMEDIATE RELEASE

                              DT INDUSTRIES, INC.
                    ANNOUNCES SHARE REPURCHASE AUTHORIZATION

Springfield, Missouri - May 21, 1998 - DT Industries, Inc. (NASDAQ: DTII) announced today that its Board of Directors authorized a program to repurchase from time to time an amount of its common stock up to a total of 1,000,000 shares. The repurchases may be made on the open market or in negotiated or other permissible transactions. As of March 29, 1998 there were 11,360,362 shares of common stock outstanding.

Stephen J. Gore, President and Chief Executive Officer of DT Industries commented, "Our investment in DT Industries common stock reflects our overall confidence in the Company's future and our commitment to enhancing shareholder value. Because we believe our stock is undervalued, an investment in our common stock reflects the an advantageous use of the Company's available funds. The purchase of shares will be made from available cash flow and from existing debt facilities. After giving effect to the contemplated repurchase, we expect that our cash flow and debt capacity will be adequate to finance future acquisitions and investments."

DT Industries, Inc. is a leading designer, manufacturer and integrator of automated production systems used to assemble, test or package industrial and consumer products. The company also produces precision metal components, tools and dies for a broad range of industrial applications.


                                     - 30 -